EXHIBIT 99

Firstbank Corporation
401(k) Plan
Performance Table*

FUND	VALUE AS OF 12/31/2003	VALUE AS OF 12/31/2004	VALUE AS OF 12/31/2005	VALUE AS OF 12/31/2006	VALUE AS OF 12/31/2007

Vanguard Total Bond Market Index Fund	3.97%	4.24%	2.40%	4.27%	6.92%
	$1,039.70	$1,083.78	$1,109.79	$1,157.18	$1,237.26

Dodge & Cox International Fund	49.42%	32.46%	16.75%	28.01%	11.71%
	$1,494.20	$1,979.22	$2,310.74	$2,957.97	$3,304.35

Dodge & Cox Stock Fund	32.34%	19.17%	9.37%	18.53%	0.14%
	$1,323.40	$1,577.10	$1,724.47	$2,044.49	$2,047.35

Fidelity Capital Appreciation Fund	51.68%	11.26%	5.80%	13.80%	6.86%
	$1,516.80	$1,687.59	$1,785.47	$2,031.87	$2,171.25

Vanguard 500 Index Fund	28.50%	10.74%	4.77%	15.64%	5.39%
	$1,285.00	$1,423.01	$1,490.89	$1,724.06	$1,816.99

T. Rowe Price Personal Income Fund	18.58%	9.95%	5.19%	9.64%	7.26%
	$1,185.80	$1,303.79	$1,371.45	$1,503.66	$1,612.83

T. Rowe Price Retirement 2010	23.75%	11.11%	6.25%	12.84%	6.65%
	$1,237.50	$1,374.99	$1,460.92	$1,648.51	$1,758.13

T. Rowe Price Retirement 2015			6.69%	13.73%	6.75%
(since inception)			$1,066.90	$1,213.39	$1,295.29

T. Rowe Price Retirement 2020	27.41%	12.82%	7.17%	14.66%	6.73%
	$1,274.10	$1,437.44	$1,540.50	$1,766.34	$1,885.22

T. Rowe Price Retirement 2030	29.98%	14.15%	8.12%	16.14%	6.83%
	$1,299.80	$1,483.72	$1,604.20	$1,863.12	$1,990.37

T. Rowe Price Retirement 2040	29.99%	14.11%	8.14%	16.24%	6.77%
	$1,299.90	$1,483.32	$1,604.06	$1,864.56	$1,990.79

T. Rowe Price Retirement Income	16.26%	7.66%	4.87%	9.98%	6.10%
	$1,162.60	$1,251.66	$1,312.61	$1,443.61	$1,531.67

Fidelity Value Fund	34.43%	21.21%	14.27%	15.09%	2.21%
	$1,344.30	$1,629.43	$1,861.95	$2,142.91	$2,190.27

Vanguard Mid Cap Index Fund	34.14%	20.35%	13.93%	13.60%	6.02%
	$1,341.40	$1,614.37	$1,839.26	$2,089.40	$2,215.18

Rainier Small/Mid Cap Fund	46.24%	17.36%	17.53%	14.67%	21.76%
	$1,462.40	$1,716.27	$2,017.14	$2,313.05	$2,816.37

EXHIBIT 99

Firstbank Corporation 401(k) Plan
Performance Table*

(continued)

FUND	VALUE AS OF 12/31/2003	VALUE AS OF 12/31/2004	VALUE AS OF 12/31/2005	VALUE AS OF 12/31/2006	VALUE AS OF 12/31/2007

Columbia Acorn Fund Class Z	45.68%	21.51%	13.11%	14.45%	7.70%
	$1,456.80	$1,770.16	$2,002.23	$2,291.55	$2,468.00

Vanguard Small Cap Index Fund	45.63%	19.90%	7.36%	15.66%	1.25%
	$1,456.30	$1,746.10	$1,874.62	$2,168.18	$2,195.28

Pacific Small Cap Fund Y	56.02%	23.71%	8.38%	17.78%	(4.30)%
	$1,560.20	$1,930.12	$2,091.87	$2,463.80	$2,357.86

Northern Diversified Asset Fund	0.93%	1.08%	2.96%	4.79%	5.03%
	$1,009.30	$1,020.20	$1,050.40	$1,100.71	$1,156.08

Firstbank Stock Fund	37.30%	34.40%	(23.30)%	12.10%	(10.20)%
	$1,373.00	$1,845.31	$1,415.35	$1,586.61	$1,424.78

*All assume an initial investment on 1/01/2003, or inception date of the fund, of $1,000.00.